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                                                                    EXHIBIT 21.1


Subsidiaries of the Company

BeauteNet, Inc.                                             Florida
DF Enterprises, Inc.                                        Delaware
FFI International, Inc.                                     Delaware
FD Management, Inc.                                         Delaware
3794032 Ltd.                                                Canada
Elizabeth Arden (Puerto Rico) Inc.                          Puerto Rico
FFI (Australia) PTY Ltd.                                    Australia
Elizabeth Arden GmbH                                        Switzerland
FFI (Netherlands) Holding B.V.                              Netherlands
Elizabeth Arden International S.a.r.l.                      Geneva
FFI (New Zealand) Ltd.                                      New Zealand
Lexshell 500 Investments (Proprietary) Ltd.                 South Africa
Elizabeth Arden (Singapore) PTE, Ltd.                       Singapore
Elizabeth Arden Handels GmbH                                Austria
Elizabeth Arden (Italy) S.r.l.                              Italy
ESDECON XXI, S.L.                                           Spain
FFI (Denmark) APS                                           Denmark
FFI (Sweden) AB                                             Sweden
French Fragrances (Norway) AS                               Norway
FFI (UK) Limited                                            United Kingdom
Elizabeth Arden, Yuhan Hoes                                 Korea